Exhibit 99.2

FISCAL 2019 THIRD QUARTER CONFERENCE CALL TRANSCRIPT

May 7, 2019 / 08:00 AM EDT

On May 7, 2019, Premier, Inc. hosted a conference call to discuss financial results for the fiscal 2019 third quarter, ended March 31, 2019. The following transcript is an interpretation of the statements made on the call. The actual conference call may have differed slightly.

CORPORATE PARTICIPANTS

James R. Storey Premier, Inc. – VP of IR

Susan D. DeVore Premier, Inc. – CEO and Director

Michael J. Alkire Premier, Inc. – President

Craig S. McKasson Premier, Inc. – CFO, CAO, Senior VP & Treasurer

CONFERENCE CALL PARTICIPANTS

Charles Rhyee Cowen and Company, LLC, Research Division – MD and Senior Research Analyst

Chun-Wai Yong Barclays Bank PLC, Research Division – Research Analyst

David M. Larsen SVB Leerink LLC, Research Division – MD, Healthcare Information Technology and Distribution

Eric R. Percher Nephron Research LLC – Research Analyst

Kevin Caliendo UBS Investment Bank, Research Division – Equity Research Analyst of Healthcare IT and Distribution

Michael Aaron Cherny BofA Merrill Lynch, Research Division—Director

Ryan Scott Daniels William Blair & Company L.L.C., Research Division – Partner and Healthcare Analyst

Sean Wilfred Dodge Jefferies LLC, Research Division – Equity Analyst

Sean William Wieland Piper Jaffray Companies, Research Division – MD & Senior Research Analyst

Stephanie July Demko Citigroup Inc, Research Division – VP & Senior Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen, and welcome to the Premier Inc. Fiscal 2019 Third Quarter Results and Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded.

I would now like to introduce your host for today’s conference, Mr. Jim Storey of Investor Relations. Mr. Storey, you may begin.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

James R. Storey – Premier, Inc. - VP of IR

Thank you, Josh, and welcome, everyone, to Premier’s Fiscal 2019 Third Quarter Conference Call. Our speakers today are Susan DeVore, Chief Executive Officer; Mike Alkire, President; and Craig McKasson, Chief Administrative and Financial Officer. Susan, Mike and Craig will review the quarter’s performance, provide an operations update and discuss our outlook for the remainder of the year.

Before we get started, I want to remind everyone that copies of our earnings release and the supplemental slides accompanying this conference call are available in the Investor Relations section of our website at investors.premierinc.com.

Management’s remarks today contain certain forward-looking statements, and actual results could differ materially from those discussed today. These forward-looking statements speak as of today, and we undertake no obligation to update them. Factors that might affect future results are discussed in our filings with the SEC, including our fiscal 2018 Form 10-K and fiscal 2019 quarterly report on Form 10-Q, which we expect to file soon. We encourage you to review these detailed safe harbor and risk factor disclosures.

Please also note that where appropriate, we will refer to non-GAAP financial measures to evaluate our business. Reconciliations of non-GAAP financial measures to GAAP financial measures are included in our earnings release, in the appendix of the supplemental slides accompanying this presentation and in our earnings release Form 8-K, which we expect to furnish to the SEC soon.

Now let me turn the call over to Susan DeVore.

Susan D. DeVore - Premier, Inc. - CEO & Director

Thanks, Jim, and thanks, everyone, for joining us this morning. I’ll begin with some brief observations and then turn the call over to Mike, who will provide an operational update. Craig will walk through the financials and then we’ll open the call to questions.

Let me start by saying that we are continuing to navigate through a challenging slower growth environment, characterized by ongoing regulatory and political uncertainty. We believe we are making steady progress in this environment, and we continue to expect to deliver full year fiscal 2019 results within the financial guidance ranges that we established at the beginning of the year. As we stated last quarter, we are experiencing more difficult year-over-year comparisons in the second half in large part due to our adoption of the new revenue recognition standard.

Let me be clear. We are not satisfied with our current financial performance. We are taking necessary steps to focus future growth around our core supply chain, enterprise analytics and performance improvement capabilities.

First, we are regularly evaluating each of the businesses in our portfolio to ensure that they complement our core capabilities and remain strategically and financially positioned to generate future growth. This is consistent with our ongoing strategy to deliver best-in-class solutions for our member health systems and sustained value creation for our company and stockholders. A crucial step in this endeavor was the decision to exit our specialty pharmacy business. This action helps sharpen our strategic focus on our core supply chain enterprise analytics and performance improvement businesses. While this will impact annual consolidated net revenue by approximately $470 million, the adjusted EBITDA and cash flow impact is not material, and we expect Premier’s consolidated non-GAAP adjusted EBITDA margin to increase to the 45% level compared with the low to mid-30s over the past few years.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Second, we continue to thoughtfully invest in capabilities that enhance our core businesses and promote growth. By focusing on the evolution of our core capabilities, we are best positioned to drive growth and value for our members, our company and our stockholders. Mike will review some of these initiatives shortly.

And third, we continue to diligently manage expenses to preserve and strengthen profitability, and cash flow. We are navigating the current environment with a flexible low debt balance sheet and consistently strong cash flow, which we now expect to exceed 55% of our non-GAAP adjusted EBITDA for the full year. And we’re continuing to return capital to stockholders, demonstrated by our prior stock repurchase programs and our Board of Directors’ recent approval of a new $300 million authorization.

We believe the current market environment and volatility are impacting our peers across the industry as well. The recent political rhetoric focused on Medicare for All on the one hand and continued efforts to repeal the Affordable Care Act on the other hand have generated additional market uncertainty. However, we believe it’s quite unlikely that these reforms will become a reality in the foreseeable future. The salient point here is that health care is changing and we believe that Premier, because of the versatility of our integrated capabilities, our deep insights and our forward-looking perspective, is well positioned to lead through the uncertain regulatory environment.

Our expectation is that successful policy will reduce friction between patients, providers and payers and will further integrate, rather than fragment, care delivery. We also expect health system consolidation and integration to continue. And we expect Premier to play a key role in the success of these larger systems as a data-driven partner with the ability to improve or co-manage their supply chains and leverage enterprise analytics to drive improved financial, operational and clinical improvement.

In addition, we’re encouraged by recent federal government health policy announcements, as Premier continues to lead and support health systems in their transition to value-based care models. CMS recently unveiled 5 new voluntary alternative payment models designed to move primary care physicians away from fee-for-service and shift risk to providers. The 5-year models include capitated payments for primary care physicians and global budgets for larger providers. These models provide opportunities for health systems and their use of Premier’s products and services.

Looking ahead, we do anticipate the continuation of a slower growth environment over the next fiscal year, with ongoing low- to mid-single digit organic growth, generally driven by a continuation of the factors that have impacted our business in the current fiscal year. We expect to continue growing in this environment by focusing on our core capabilities through regular and rigorous review and evaluation of our assets and by diligently managing our expenses and preserving our strong financial foundation.

We remain excited about the leadership role that we expect to play in the future of health care in America, assisting our members in the nation’s long-term transformation to high-quality, cost-effective health care.

Thanks for your time today, and now let me turn the call over to Mike Alkire.

Michael J. Alkire - Premier, Inc. - President

Thank you, Susan. Today, in reviewing our operational performance, I’d like to spend some time further discussing our continuing efforts to focus on enhancing our core capabilities. More specifically, the integration of our clinical decision support company, Stanson Health, our emerging high-value network, our ongoing strategy to address the nation’s generic drug shortage challenge and our highly committed purchasing program.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Regarding Stanson, we continue to make progress integrating these new clinical decision support capabilities to enhance and further differentiate our clinical analytics and performance improvement solutions. I’m happy to report that Stanson had another strong quarter of sales bookings. We are also currently developing, in partnership with a large payer, a unique solution for automated prior authorization covering both medical and pharmacy benefits.

Stanson also represents a key enabler for our longer-term initiative to develop a high-value care network promoting direct contracting between employers and providers. This strategy leverages our data assets, analytics and other capabilities to enable employers and payers to engage directly with providers to improve clinical outcomes and reduce the overall total cost of care. As we have previously noted, this initiative is still in its early stages, but we remain excited about its potential to help drive future growth of our business.

Turning to the drug shortage challenge. We believe our ProvideGx program delivers additional value to our members and further differentiates our GPO offering as we continue to develop a more stable and reliable supply chain for generic drugs in short supply. We are currently in the process of working with another high-quality manufacturer to address drug shortages for 5 critical injectable medications. Once complete, this will allow Premier to enable adequate supply for a total of approximately 100 shortage drugs by NDC. In addition, we are working with other manufacturers to identify a supply of shortage products, explore solutions to address specific market needs and secure guaranteed continuous supply.

We plan to introduce additional drugs from a target list of more than 60 shortage products in the months to come.

Lastly, I want to provide an update on our highly committed purchasing program SURPASS. This program augments our GPO offering by driving greater compliance and scale for the purchasing of clinically effective products to achieve best in market pricing for our members. Today, we have awarded over 50 supplier agreements and have achieved significant incremental savings beyond the pre-existing top-tier GPO contract pricing. We initially launched SURPASS with a core set of inaugural members and have recently opened the program to additional health systems. We believe it will play a central role in our longer-term strategies as well as help retain and recruit members. In fact, this past quarter, we significantly expanded our partnership with Ballad Health, a newly merged integrated health system that includes 21 hospitals across Northeast Tennessee and Southwest Virginia, with a new goal to transform health beyond the community and across its region. All Ballad Health facilities will leverage Premier’s group purchasing organization, including SURPASS, as well as a full suite of cost, quality reporting and workforce analytics solutions.

In closing, we believe that our unique set of capabilities, differentiated total value proposition and strong financial position will enable us to navigate the challenges of the current market environment, while we continue to take a balanced approach to investing in future growth.

Thank you for your time today. Now let me turn the call over to Craig McKasson.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Craig S. McKasson - Premier, Inc. - CFO, CAO, Senior VP & Treasurer

Thanks, Mike. Before we walk through the results, I want to remind everyone that beginning in fiscal 2019, we adopted the new revenue recognition standard, ASC 606, using the modified retrospective approach, which means we did not restate prior year results under the new standard.

As a result, we are comparing our fiscal 2019 3- and 9-month results using the new standard to prior year results under the previous revenue recognition standard, which means some of these comparisons may not be meaningful.

As Susan noted earlier, last quarter we discussed that we expected the back half of the fiscal year to reflect tougher year-over-year profitability comparisons relative to the first half. This has largely been due to the timing-related impact of revenue recognition under the new revenue standard as well as to continuing headwinds in the products business where margins have remained under pressure for reimbursement compression and competitive pricing pressures and to a lesser extent to incremental investments in future growth opportunities.

That said, the quarter’s results came in close to our expectations with the exception of non-GAAP consolidated adjusted EBITDA, which performed below expectations, primarily as a result of the margin pressures I just discussed. Additionally, year-to-date results for the 9-month period also show that we are on track to perform within the guidance expectations we articulated at the beginning of the full fiscal year.

Net administrative fees are up 4% over a year ago. Supply Chain Services and Performance Services revenue are up 1% and 3%, respectively. Non-GAAP adjusted EBITDA is ahead 6%, and non-GAAP adjusted fully distributed earnings per share is up 22%, helped in part by our share repurchase and the impact of tax reform.

Now let’s walk through the third quarter’s performance in more detail. From a GAAP standpoint, consolidated third quarter net revenue of $422.9 million was relatively unchanged from $425.3 million a year ago. Supply Chain Services net revenue was $330.2 million compared to $330.7 million from the same period a year ago. Net administrative fees revenue of $164.5 million increased 2% from the same period a year ago, which is consistent with the assumptions and cadence we discussed last quarter. Growth was primarily driven by further contract penetration of our existing members.

Within Supply Chain Services, products revenue was $162.4 million compared to $166.2 million a year ago. Growth in oncology-related specialty pharmacy revenue was offset primarily by the impact of gross to net revenue recognition changes associated with the adoption of the new revenue standard, which negatively impacted revenue by $11.2 million and by the margin pressures I already noted.

Turning to Performance Services. Third quarter revenue was $92.6 million compared to $94.6 million the same period a year ago. Growth in consulting revenue and clinical decision support technology was offset by lower-than-expected performance in our ambulatory regulatory reporting business resulting from ongoing reporting exemptions and low incentives for reporting as well as due to lower revenue in the applied sciences, quality and population health businesses, which are subject to periodic variability based on timing of engagements.

Additionally, as I previously highlighted on prior quarter calls, under the new accounting standard, some of this revenue is now recognized proportionally to when services are provided and we no longer have to defer revenue recognition until certain performance conditions are met. In fiscal 2019, this resulted and has resulted in stronger year-over-year comparisons for the first half relative to the year ago period, but more difficult comparisons in the second half of the fiscal year.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Looking at profitability. GAAP net income was $73.8 million for the quarter compared to $76.5 million a year ago. After a GAAP required noncash positive adjustment of $235.4 million to reflect the decrease in the redemption value of limited partners Class B common unit ownership based largely on our stock price change between periods, we reported GAAP net income of $0.48 per share. Consolidated non-GAAP adjusted EBITDA was $137.6 million for the quarter compared to $142.2 million for the same period a year ago.

From a segment perspective, Supply Chain Services non-GAAP adjusted EBITDA was $133.7 million compared to $135.3 million a year ago. Growth in net administrative fees revenue was partially offset by reimbursement compression in the specialty pharmacy business and by increases in certain product-related costs in direct sourcing.

In Performance Services, non-GAAP adjusted EBITDA was $33.2 million compared to $36.7 million for the same period a year ago. The decrease was primarily the result of lower revenue and incremental investments in Stanson and the high-value network strategy, partially offset by reduced expenses related to lower headcount compared to the prior year.

Third quarter non-GAAP adjusted fully distributed net income was $84.7 million compared to $90.6 million for the same period a year ago, representing non-GAAP adjusted fully distributed earnings per share of $0.66 compared with $0.67 a year ago.

From a liquidity and balance sheet perspective, cash flow from operations for the 9-month period was $368.1 million compared with $369.7 million last year. Increases in net administrative fees were offset by increased product costs and reimbursement compression in our specialty pharmacy business.

Non-GAAP free cash flow for the 9-month period totaled $235.3 million or approximately 56% of non-GAAP adjusted EBITDA compared with $238.4 million for the same period a year ago. And for the full fiscal year, we currently expect that non-GAAP free cash flow will exceed 55% of our non-GAAP adjusted EBITDA.

Our cash and cash equivalents totaled $137.5 million at March 31, 2019, compared with $152.4 million at June 30, 2018. We ended the quarter with an outstanding balance of $150 million on our 5-year $1 billion revolving credit facility, $50 million of which we repaid in April. We completed our $250 million share repurchase program in March, repurchasing a total of approximately 6.7 million shares. This added approximately $0.03 to diluted per share results for the 9-month period. And as Susan noted, our Board has authorized the repurchase of an additional $300 million of Class A stock. The timing and amount of future share repurchases, if any, will be determined based on market conditions, share price and other factors.

Now let’s turn in more detail to our guidance. Based on our performance for the first 3 quarters of the year and our current outlook for the fourth quarter, we expect to complete fiscal 2019 within the guidance ranges we established at the beginning of the year. Specifically, we expect Supply Chain Services segment revenue near the midpoint of the range, Performance Services segment revenue at the higher end of the range, non-GAAP adjusted EBITDA at the lower end of the range and non-GAAP adjusted fully distributed earnings per share near the midpoint of the range.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

This does not reflect the financial impact related to our decision to exit the specialty pharmacy business since we are well into our fourth quarter and the transaction has not yet closed. We do not plan to update guidance to include this impact. However, the key components are as follows: Annual products and consolidated net revenue for fiscal 2019 will be reduced by a total of approximately $470 million. Cash flow, non-GAAP adjusted EBITDA and non-GAAP fully distributed earnings per share will not be materially impacted, resulting in a corresponding increase in our consolidated adjusted EBITDA margin to the 45% level from the low- to mid-30s. However, I’d like to note that margin compression in the specialty pharmacy business has already accounted for more than a $5 million negative impact on our fiscal 2019 non-GAAP adjusted EBITDA performance as we originally anticipated a higher level of profitability from this business when we established guidance at the beginning of the year.

Finally, I would like to provide a brief update on our ongoing quarterly exchange process. On April 30, approximately 435,000 Class B units were exchanged on a one-for-one basis for shares of Class A common stock. Our next quarterly exchange occurs on July 31.

Thank you for your time today. Let me turn the call back over to Susan.

Susan D. DeVore - Premier, Inc. - CEO & Director

Thanks, Craig. Let me close with 3 points: First, we’re making steady progress in a challenging slower growth environment, and we continue to generate strong cash flow and operate from a stable financial foundation.

Second, as evidenced by our decision to exit specialty pharmacy, we’re actively managing our portfolio to focus resources around targeted growth across our core supply chain, enterprise analytics and performance improvement capabilities.

And third, regardless of the political rhetoric du jour, we know that health care is changing. In fact, change is part of the reason we exist to provide the resources, technology and expertise that enable our health care system members to successfully manage costs, improve quality and deliver better outcomes in a changing world.

Thanks for your time today. Operator, could you please open the call for questions?

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) Our first question comes from Michael Cherny of Bank of America.

Michael Aaron Cherny—BofA Merrill Lynch, Research Division—Director

Two things. First, Susan, you talked a little bit about the end-market dynamics and the expectation to see a continued moderate organic growth dynamic. Would you think about that across both of your remaining segments in terms of thinking about how to jump into fiscal ‘20? And what you expect, I guess, pre-guidance without giving pre-guidance so to speak?

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. As I indicated, Michael, on the call, we do think for both segments we are in this low- to mid-single digit kind of growth environment. GPO is driven largely by utilization and contract penetration, and we see stable utilization environment. We continue to drive contract penetration. On the Performance Services side, we are encouraged by some of the new programs coming out. Cost management services are still a growth-oriented area for us as well as the growth that we’re seeing from clinical decision support with Stanson. So I think when you sort of put all of that together in the environment that has still a fair amount of regulatory uncertainty, we’re thinking we are in this low- to mid-single digit growth environment on both sides of the business.

Michael Aaron Cherny - BofA Merrill Lynch, Research Division - Director

And then, just on the specialty pharmacy divestiture, clearly, without this, I think the overall profit performance would look across the entity a lot better. As you think about the decision through a portfolio review to attempt to stabilize or improve versus punt, what do you think — or what were the biggest drivers that gave you the confidence, I guess, lack thereof, of having this part of the portfolio? And going forward, as you think about this and the improved profit you get across the overall entity, does this change any of the views you have on how to approach other assets that you might want to acquire?

Michael J. Alkire - Premier, Inc. - President

This is Mike. Let me just address the dislocation of the pharmacy asset, then Susan can give you a sort of a broader overview of our future thinking. So basically, what drove us to this place of moving specialty pharmacy was the market dynamics that had significantly changed since we undertook the strategy. And we just thought at this point in time it was in the best interest of growing the overall business and creating long-term shareholder value by selling the asset.

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. And Michael, as I think about other acquisitions, we have a very disciplined process. The valuations and multiples are still high. We have targeted areas in the core businesses in Supply Chain and in Performance Services. We are pivoting some of our assets to future growth opportunities, as I discussed, relative to the employer market, clinical decision support, cost management. And so we’ll continue to be very focused and very disciplined about the investments we make, both organically and inorganically. And market changing conditions in specialty pharmacy around reimbursement models, size and scale, we entered that market as a population health strategy, and the market conditions have changed pretty dramatically over the last 6 to 8 years. And it just made sense for us at this point to not be directly in that business, but to transition that capability to CVS and make sure that our members are effectively transitioned.

Michael Aaron Cherny - BofA Merrill Lynch, Research Division - Director

Great. Congrats on the divestiture.

Susan D. DeVore - Premier, Inc. - CEO & Director

Thanks.

Operator

And our next question comes from Ryan Daniels of William Blair.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Ryan Scott Daniels - William Blair & Company L.L.C., Research Division - Partner and Healthcare Analyst

Susan, you talked a little bit about some of the novel shared savings models coming out of CMS. And I’m curious to get any early feedback you’ve got from larger physician groups on the potential to do that in 2019, number one? And then, I guess, my follow-up question would be also any feedback you’re getting on the January 1, 2020, start date for the new Medicare shared savings programs under the Pathways to Success?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. So thanks, Ryan. A couple of questions there. On the new physician payment models, I mean, I think, CMS has made it very clear that they are moving to risk-based models, both for physicians and for health systems. I think part of the ambulatory reporting challenges last quarter was because the MIPS program and the incentive there and the reporting there is less than expected and primarily, I think, because physicians are moving into these alternative payment models and there are more exemptions from the MIPS model. Having said all that, Premier members employ about 60,000 physicians. I think our members understand that this movement to risk is real. And so I think these programs will be an opportunity for us to organize physicians within our health systems into these new models. As it relates to ACOs and double-sided risk and the movement, in those models, we also think our health systems understand that CMS is going to move those ACO models, and Medicare advantage models are all going to be risk-based models. And our sense is that they continue to think that they need to be learning how to do that, investing in the infrastructure for it and continuing to participate in those models. It has affected the growth a little bit. It’s a slower growth rate, but we feel pretty good about the folks that are in those models staying in those models.

Ryan Scott Daniels - William Blair & Company L.L.C., Research Division - Partner and Healthcare Analyst

And have you seen that, actually, accelerate demand for some of your solutions given that it’s a 2-sided risk model? Maybe some of these entities that before were in it will drop out but others that were doing it want to stay in, but then need a partner to help drive results given the downside risk?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. We do think particularly with the acquisition of Stanson that if you’re a health system and you’re moving to double-sided risk, you need analytics, you need clinical protocols and you need them inside the workflow, so that you can manage your risk on a more real-time every day, every patient basis. We also think that these new models will create — continue to create significant cost pressure for health care systems and the technologies and data analytics and consulting wraparound services related to cost management will continue to be a byproduct of this movement to risk.

Operator

And our next question comes from Stephanie Demko of Citi.

PREMIER, INC.

Fiscal 2019 Third Quarter Conference Call Transcript

Stephanie July Demko - Citigroup Inc, Research Division - VP & Senior Analyst

And congrats to Mike and Craig on these titles. Could you walk us through just where do you stand in your pop health strategy today given the divestiture of the specialty pharmacy business? And as a follow-up to that, could you just walk us through kind of the value prop of the overall consolidated GPO performance service is offering?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes, so first population health and where we are in the strategy. I think where we are in that strategy is really working with health systems by providing the technology, the wraparound services and the collaboratives related to these new risk-based models. So bundled payments, ACOs, these new physician models, we continue to have those collaboratives. They’re very active, they’re using the technology and the services of Premier. We think all that continue — granted it has fits and starts — with what CMS says and how fast they roll those programs out, but we think that the population health strategy is still fully in place. The specialty pharmacy part of it was a medication management strategy, and we actually were best-in-class in the market. We thought in terms of our ability to do medication management, we’re going to continue to do that through our ongoing relationship with CVS and the specialty pharmacy transition of our members, but operating it ourselves and dispensing it ourselves didn’t seem to be the only way that we could accomplish that.

Michael J. Alkire - Premier, Inc. - President

And if could, Susan, add 3 things. One is, as you think about our longer-term strategy for pop health we are really doubling down on helping our healthcare systems with Medicare Advantage. So we’re building out capabilities, both technology as well as advisory services, to really help the healthcare systems sort of maximize their ability to function in a Medicare Advantage environment. So that’s number one. Number two, we talked a little bit about this notion of this high-value network. So as you think about population health and you shift from the federal government as a payer, but you shift to the large employers as a payer, we are continuing to build-out technologies and capabilities to help large employers go directly to providers. So we’re thinking about it, that strategy in sort of a population health vein. And then, of course, as you think about our Stanson acquisition, we believe that the analytics that we’re getting out of all of our data and the way that we can leverage Stanson to embed those analytics into the workflow, obviously, it’s going to help our health care systems as they’re thinking about how to, again, think through how to really drive a lot of value in a new population health model.

Susan D. DeVore - Premier, Inc. - CEO & Director

Your second question was around the value proposition for the GPO and Performance Services. We articulated the new Ballad win, which is the merger and indicative, I think, of this continuing consolidation in the market. And that relationship is an enterprise all-in relationship that includes the GPO, that includes several of our analytics and wraparound consulting services. And so we continue to believe that the total cost management, the total quality improvement and outcomes improvement as well as this movement to risk means health systems will continue to look for the value proposition from us to be an integrated platform of technology and services and data insights embedded inside their organizations to drive significant return on invested dollars and cost and quality improvement. So the value proposition for the 2 segments hasn’t changed and it’s just being enhanced by Stanson and the other, the SURPASS high compliance portfolio and the other initiatives that Mike discussed.

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Fiscal 2019 Third Quarter Conference Call Transcript

Stephanie July Demko - Citigroup Inc, Research Division - VP & Senior Analyst

All right. Understood. One question to follow-up on that, just given the value prop that you guys do have, how do you make sure the health systems do know that for something like a Stanson that’s a little bit out-of-the-box compared to what they’re used to seeing.

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. So because of the channel we have and because we have an embedded field force and embedded consultants, I mean, we’ve got 600 or 700 people who live out in the marketplace in the health systems. And so any time we acquire a company or we invest organically in something or we launch a collaborative, we mobilize the entire field, the sales force, the consultants to make sure that our members are aware. Blair sends out — our advocacy guy — sends out a Sunday night sort of summary of everything happening in D.C., everything happening in the market and all of the capabilities that Premier has. We do webinars, adviser live, and we actually think that the significant pipeline that we have for Stanson is a direct result of our ability to take it to the channel immediately after acquisition.

Operator

And our next question comes from Sean Dodge of Jefferies.

Sean Wilfred Dodge - Jefferies LLC, Research Division - Equity Analyst

Susan, maybe back on the specialty pharmacy divestiture, you mentioned constantly evaluating your portfolio and pivoting some businesses. I guess, to the extent you can talk about, are there any other potential divestitures you’re considering? Or at least for the time being, is the specialty pharmacy all you intend on selling?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes, so as I mentioned, we do currently expect to perform in the full year guidance ranges. And having said that, we are constantly evolving and managing our business on an ongoing basis. So we decided to exit specialty pharmacy, we’re making investments in core supply chain and enterprise analytics, we continue to have acquisition targets, and we’ll continue to evaluate the portfolio of discrete assets within the Premier family of capabilities and also businesses within Premier. But specialty pharmacy is the business that we announced yesterday and we’ll just continue to have a disciplined approach to looking at everything we’re doing and making sure that we’re nimble in the marketplace and that we are evolving our strategic capabilities.

Sean Wilfred Dodge - Jefferies LLC, Research Division - Equity Analyst

Okay. That’s helpful. And then after the sale of the specialty pharmacy assets, will all that will be left in the products segment be the direct sourcing business? And then can you give us just a little insight into how much that business will contribute to revenue this year? And what the growth profile of direct sourcing has been over the last year?

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Fiscal 2019 Third Quarter Conference Call Transcript

Craig S. McKasson - Premier, Inc. - CFO, CAO, Senior VP & Treasurer

Sure, Sean, this is Craig. So yes, the remaining business will be our direct sourcing business in the products component of our business. That is in the $170 million to $180 million range in terms of the size of the revenue of that business today. It has been, historically, growing at double-digit levels. This year given some of the headwinds that I talked about, it’s been more of a mid- to high single-digit growth business in the current year, but we continue to have plans and expectations that, that can be a double-digit business on a go-forward basis.

Operator

And our next question comes from Kevin Caliendo of UBS.

Kevin Caliendo - UBS Investment Bank, Research Division - Equity Research Analyst of Healthcare IT and Distribution

Couple of questions. First, can we think a little bit about your capital allocation priorities between M&A and buybacks given the new share repurchase, which I know is often renewed. But just thinking about 2020 and the acquisition environment, you did Stanson, I guess, what I’m trying to get at is how big of — how big a piece of your growth do you think is going to come from M&A over the next 12 to 18 months?

Susan D. DeVore - Premier, Inc. - CEO & Director

So, I mean, as you know, we have a strong balance sheet and a lot of free cash flow. We have a really focused and disciplined approach to acquisitions and to capital deployment. We still have a couple of targeted areas in supply chain around value analysis, purchase services and really things that enhance our end-to-end supply chain strategy. In Performance Services, we continue to be interested in claims data and ambulatory data and data that really will enhance our continuing ability to go to employers and to grow the applied sciences part of our business. We do have a balanced approach, meaning that we think the combination of organic investment at the $80 million, $90 million level acquisitions, as I have discussed, in targeted areas and then buybacks as it makes sense in the marketplace, and so we have a three-pronged approach really to capital deployment.

Kevin Caliendo - UBS Investment Bank, Research Division - Equity Research Analyst of Healthcare IT and Distribution

And one quick follow-up. You mentioned that the applied science revenue was down partly due to timing. Is there any seasonality to that segment or growing seasonality to that segment? And can you talk maybe a little bit about the bookings and backlog in that segment to give us a sense of sort of what type of growth? I know you’ve talked about low- to mid-single digit, but generally speaking growth in that segment moving forward?

Craig S. McKasson - Premier, Inc. - CFO, CAO, Senior VP & Treasurer

Sure, this is Craig, I’ll start, then Mike can add additional color. While not tremendous seasonality, I will say that we do periodically see a higher level of projects at calendar year-end and then typically at our fiscal year-end. So it does tend to be Q2 and Q4 that we tend to see higher applied science business. Those projects in contrast to many of, I’ll say, the cost management type engagements typically are much shorter in duration. So we don’t have the long tail recognizing revenue over time. So they are still more

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Fiscal 2019 Third Quarter Conference Call Transcript

subject to timing implications than a lot of our other advisory services type of engagements. We do have a very strong pipeline moving through the fourth quarter with some of the pharmaceutical manufacturers and so do still feel very good about the long-term growth rate of that business. While the overall Performance Services business is growing at that low- to mid-single digit level, applied sciences is actually one of the higher growth engines within that business today.

Operator

And our next question comes from Charles Rhyee of Cowen.

Charles Rhyee - Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Just on that specialty pharmacy, a little bit just to understand sort of the — Susan, you talked about sort of the changing market dynamics over the last few years. It seems like, in particular, in last couple of years, seeing some other trends where, I guess, when you think about the larger integrated sort of PBMs with specialty pharmacies have been putting pressure on the network, is that a factor in sort of your decision when you think about sort of the changing market dynamics? And I guess, as it relates then to sort of your — the PBM capabilities as well, does that kind of change, how you think about that part of your business?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes, great question. So it was a combination of things that are different from 6 or 8 years ago to today. First, back 6 or 8 years ago, it was definitely a double-digit growth market. It’s definitely not today a double-digit growth market. Secondly, the implementation of DIR fees and the significant sort of ramping up of DIR fees made it financially much more challenging. And thirdly, you mentioned the PBM consolidation and just industry consolidation and the challenge for smaller networks, I think from a PBM perspective, we continue to have a partnership for PBM. It’s an immaterial impact to our financials, and it’s not something that we own directly. So I think there’s really no change to how we make that available to our members. And we — as we look out into the future, we didn’t see in specialty pharmacy sort of a move back to double-digit growth nor did we see a lessening of DIR fees nor did we see a slowdown in the level of consolidation in the industry, so it just didn’t make sense for us to continue to be in that business.

Charles Rhyee - Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Great. That’s helpful. And I just have a follow-up, when you talk about this move to try to go — direct contracting between employers and providers, there’s a certain level of that in the market today, when you see this kind of — this type of market expanding and how big, do you think, this could be as part of just sort of the mix in the market in general for providers and maybe for yourself?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. It’s a new addressable market for us, meaning we have a lot of analytics and data and information and a big provider channel. We have, historically, served that provider channel primarily and life sciences with our applied sciences business. This really is taking those assets and in addition to using them in the provider sector pivoting the use of them with large employers who are very frustrated with insurance companies’ ability on their own to drive the cost improvement and to drive out the variation in care delivery. It is a marketplace where benefit plan design for major employers takes a long time and it happens in certain cycles during the year. And so we do view this as a longer-term rollout of that

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Fiscal 2019 Third Quarter Conference Call Transcript

addressable market and market segment, and we’re building the relationships with the employers now. We’re building the collaborative, if you will, for the providers. Getting Stanson installed in our member base is another critical element because that’s where the protocols will fit for the employers or the payers. And so it’s a long-term strategy. And as you’ve heard me describe the low- to mid-single digit sort of growth environment for the next year, there will be some of that in there, but we think this is a longer-term play.

Charles Rhyee - Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

And so when you say that, is that like, 2 to 3 years would you say or we should think maybe a little bit further out?

Susan D. DeVore - Premier, Inc. - CEO & Director

No. I think 2 to 3 years is kind of the right time frame to start seeing the movement in that new addressable market.

Operator

And our next question comes from Sean Wieland of Piper Jaffray.

Sean William Wieland - Piper Jaffray Companies, Research Division - MD & Senior Research Analyst

And so another question on new stuff to come. You mentioned development of a prior auth capability, was just wondering if you could expand on that a little bit and talk about timing there? And how — and specifically, how you see it fitting into the workflow of your existing customers?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. So we have an ongoing relationship with a major payer that we are building the prior authorization capability together with. I think that’s a next 12- to 18-month kind of time frame as we get that technology and that — those — that capability built. I think it will be extendable to other payers who will be interested in it. And we have a pipeline that we’re building for other payers. It will play out over the next 18 to 24 months in terms of that growth opportunity.

Michael J. Alkire - Premier, Inc. - President

Yes. And then, Sean, this is Mike, so the way it’s going to actually play out with the patients and the providers is, as you know, a big dissatisfier as patients are working with providers are getting approval of procedures and therapies and those kinds of things. And what we believe, obviously, will occur with our Stanson technology is, we’re going to be able to provide alerting mechanisms using a lot of the algorithms that they already have embedded in the tool set to really quicken the pace of doing that prior authorization, so we do think it’ll be a very novel approach to reducing the time to getting things approved.

Operator

And our next question comes from Steve Valiquette of Barclays.

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Fiscal 2019 Third Quarter Conference Call Transcript

Chun-Wai Yong - Barclays Bank PLC, Research Division - Research Analyst

This is Jonathan Yong on for Steve. Just going back to your comments on Medicare for All, I mean, the general view is that, this is pretty low odds, but how is this impacting your clients’ thought processes and your business right now?

Susan D. DeVore - Premier, Inc. - CEO & Director

Yes. I think Medicare for All as well as the repeal of the Affordable Care Act just create an uncertain — a more uncertain environment for members. I think Medicare — I think our members think that whether it’s Medicare for All, whether it’s a new administration, whether it’s the Affordable Care Act, the focus is going to be on cost, the focus is going to be on moving away from fee-for-service, the focus is going to be on health care providers assuming risk. Medicare Advantage is going to grow and they’re all trying to figure out how are they going to manage costs in a revenue-pressured environment and how are they going to go after standardized care and getting rid of variation in care delivery, so that they can manage in those environments. But the rhetoric and the platform for the election and what happens in the election, what happens with Medicare for All, it just, I think, affects momentum. I think long term, you end up in the same place with the same problems that you’re trying to solve, but in the short term, creates confusion and uncertainty.

Chun-Wai Yong - Barclays Bank PLC, Research Division - Research Analyst

Okay. That’s helpful. And then just on the SURPASS program, you mentioned that you opened up 2 additional health systems. How many more systems have taken up since you opened it up? And what’s the pipeline look like?

Michael J. Alkire - Premier, Inc. - President

Yes, we — this is Mike. We literally have just opened this up, so we’ve got approximately 10, right now, that are in the program. There is probably a handful that are going through the process of evaluating whether or not that they can actually participate in the program and drive the higher levels of commitment that the SURPASS program is expecting.

Susan D. DeVore - Premier, Inc. - CEO & Director

We really wanted to get the baseline portfolio built. And on the first 8 billion of volume, we’ve built the 50 contracts, which Mike discussed. It does require a 90% commitment level, and so we’ve rolled it out to the larger membership and they will come into it, we think, as the pressure on their financial situation intensifies.

Operator

And our next question comes from David Larsen of Leerink.

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Fiscal 2019 Third Quarter Conference Call Transcript

David M. Larsen - SVB Leerink LLC, Research Division - MD, Healthcare Information Technology and Distribution

On the GPO side, can you talk a little bit about the nature of the market? So are your hospital customers, as they consolidate, are they demanding any more like share-backs like of the admin fee or not? And how is your earnings per, I guess, hospital customer trending? Any color there will be very helpful.

Susan D. DeVore - Premier, Inc. - CEO & Director

So there has been a fair amount of hospital consolidation. And as I said, we think that will continue. I think what Premier brings to the table when we are in those situations, there’s always an opportunity and a risk. But what we bring is this enterprise platform where we can say we’ve got a GPO, we’ve got a high compliance portfolio, we’ve got technology and spend analytics, we’ve got consulting wraparound, we’ve got all of the clinical data. We can talk about being a clinical GPO, and we are always talking about savings and savings is the — by far the biggest driver of the improvement in their supply chain. We talk about admin fee share-back, we talk about savings, we talk about technology, we talk about clinical resource utilization improvement, and so we create the whole value proposition and it’s different for every health system. The market is competitive, and we have to be market competitive and we will be market competitive.

David M. Larsen - SVB Leerink LLC, Research Division - MD, Healthcare Information Technology and Distribution

Okay. Great. And then, any color around the investment into the generics program? And what the incremental dollars look like? And how far along you are on that program?

Craig S. McKasson - Premier, Inc. - CFO, CAO, Senior VP & Treasurer

Sure. This is Craig. So as we talked about last quarter, that’s one of the areas where we’re making investment. To date, we have not made material investments in that. It’s been more working with existing manufacturers, although we will continue to look for opportunities to put some capital, not substantial or material capital, but into assisting potential pharmaceutical manufacturers with getting capacity and approval to get shortage drugs into the chain, so that we can provide those for our health systems. But it’s not — that has not been a material component of investment in fiscal 2019.

Operator

And our next question comes from Eric Percher of Nephron Research.

Eric R. Percher - Nephron Research LLC - Research Analyst

A quick one on the financial impact of the sale, the numbers that you gave, annualized numbers, do you expect those will wind up with fiscal year ‘19? And maybe this is a question of when you expect closing may occur relative to the fiscal year.

Craig S. McKasson - Premier, Inc. - CFO, CAO, Senior VP & Treasurer

Yes, this is Craig. So yes, the numbers that were provided are our anticipated full year fiscal 2019 impact of that divestiture. We will, obviously, have the specialty pharmacy reflected as a discontinued operation in the fourth quarter of our year assuming — and then, obviously, we do still have a process to get to close, which is why we’re not making adjustments at this point, but it is the anticipated impact for the full fiscal year.

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Fiscal 2019 Third Quarter Conference Call Transcript

Eric R. Percher - Nephron Research LLC - Research Analyst

Okay. And then, all 3 of you have spent more than a decade here, worked your way through a lot of long-range plans in a lot of environments. As you come into the end of the year and we look forward to next year, I won’t ask you about that next year, but I’ll ask the level of volatility you see today, the challenges in the marketplace, I guess, some clarity now selling specialty, where do you feel like you stack up as you head into that or close through that planning process relative to the last 10 years?

Susan D. DeVore - Premier, Inc. - CEO & Director

You know, I’ve been here 16, Craig’s been here more than that, Mike’s been here almost that. And so we do have a lot of years of ups and downs in the marketplace. I guess what I would say is that when I think about the demographics of the population, the aging chronic conditions, the innovation that’s happening, I think, the need for data insights, collaboration, data-driven, technology, machine learning, and I think about long-term the challenges in the health care system, I think an infrastructure player like Premier with the big channel and the deep data technology and insights and the member relationships means that we are a long-term solution to the big challenges in health care. I think short term, the current environment, as I said in my comments, I think, will continue, and I think it will be a long-term transition or transformation of the health care industry. And so we have a long-term focus. We are building assets on both sides of the business so that we can be fully embedded in the health care systems as they drive this long-term journey and we are using those same data insights and technologies to pivot to payer markets, employer markets, life sciences markets. And so I feel very bullish about the long term, and we have to continue to be disciplined and manage the operational performance in the short term because momentum of that growth is more challenging in the short-term.

Michael J. Alkire - Premier, Inc. - President

And Eric, this is Mike. You won’t be surprised by what I say, but I’m very excited about our 2 big overreaching strategies that focus on the e-enabled supply chain and automating the front-end and the ability to drive automated purchases and creating that e-commerce exchange and building out the technology really to help drive efficiency in the workflow from a supply chain standpoint. I really do think that differentiates us in the long term. I think the SURPASS program is doing very, very well. Our members are in need as they are continuing to expand this idea of co-managing their supply chain and we’re very well positioned to support them in that. So we’re — I feel really good about the supply chain, and I feel equally as good about our Performance Services and all the things Susan said, which is really all about taking that data and creating the insights and embedding those insights into the workflow, and I think our assets truly differentiate us.

Operator

And I’m not showing any further questions at this time. I would now like to turn the call back over to

Susan DeVore for any further remarks.

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Fiscal 2019 Third Quarter Conference Call Transcript

Susan D. DeVore - Premier, Inc. - CEO & Director

Okay. Thanks, everybody, for joining us today, and we look forward to speaking with you again in August when we will report fourth quarter results and establish guidance for fiscal 2020. Thanks so much.

Operator

Thank you. Ladies and gentlemen, thank you for participating in today’s conference. This does conclude today’s program and you may all disconnect. Everyone have a wonderful day.